Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 81 to Registration Statement No. 002-67004 on Form N–1A of our report dated September 12, 2018 relating to the financial statements and financial highlights of Fidelity Advisor Real Estate Fund, our report dated September 13, 2018 relating to the financial statements and financial highlights of Fidelity Advisor Global Real Estate Fund, and our report dated September 14, 2018 relating to the financial statements and financial highlights of Fidelity Advisor Biotechnology Fund, Fidelity Advisor Consumer Discretionary Fund, Fidelity Advisor Energy Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Industrials Fund, Fidelity Advisor Semiconductors Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Fund, each a fund of Fidelity Advisor Series VII, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series VII for the year ended July 31, 2018, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 26, 2018